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                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


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                                         Only (as permitted by Rule 14a-6(e)(2))

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[ ] Definitive Additional Materials
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                          OMNIQUIP INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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


                      [OmniQuip International, Inc. Logo]




                                December 31, 1998



Dear Stockholder:

              You are cordially invited to attend the Annual Meeting of Stockholders which will be held at the Pfister Hotel, 424 E. Wisconsin Ave., Milwaukee, Wisconsin 53202 at 10:00 a.m., Central Standard Time, on Tuesday, February 16, 1999. On the following pages you will find the formal Notice of Annual Meeting of Stockholders and Proxy Statement.


              Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. Accordingly, please date, sign and return the enclosed proxy card promptly.


              We hope that you will attend the meeting and look forward to seeing you there.


                                     Sincerely,

                                     /s/ Donald E. Nickelson

                                     Donald E. Nickelson
                                     Chairman of the Board

                                     /s/ P. Enoch Stiff

                                     P. Enoch Stiff
                                     President and Chief Executive Officer

                          OMNIQUIP INTERNATIONAL, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           Tuesday, February 16, 1999

                            ------------------------


To the Stockholders of
OmniQuip International, Inc.:

              The Annual Meeting of Stockholders of OmniQuip International, Inc., a Delaware corporation (the "Company" ), will be held at the Pfister Hotel, 424 E. Wisconsin Ave., Milwaukee, Wisconsin 53202 on Tuesday, February 16, 1999, at 10:00 a.m., Central Standard Time, for the following purposes:

                (1) To elect three Class III directors, each to serve until the Annual Meeting of Stockholders in 2002 or until his successor is elected and qualified;

                (2)    To    ratify    or    reject    the     appointment    of
        PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending September 30, 1999; and

                (3) To transact such other business as may properly come before the meeting or any adjournment thereof, according to the proxies' discretion, and in their discretion.

              The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

              Only stockholders of record at the close of business on December 18, 1998 are entitled to notice of and to vote at the meeting. A list of stockholders of the Company at the close of business on December 18, 1998 will be available for inspection during normal business hours during the ten days prior to the meeting at the offices of the Company at 222 East Main Street, Port Washington, Wisconsin 53074 and will also be available at the meeting.


                             By Order of the Board of Directors,


                             /s/ Curtis J. Laetz

                             Curtis J. Laetz
                             Senior Vice President, Chief Administrative Officer
                               and Assistant Secretary


Port Washington, Wisconsin
December 31, 1998

--------------------------------------------------------------------------------
PLEASE FILL OUT, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE PAID ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY IN WRITING, OR AT THE ANNUAL MEETING IF YOU WISH TO VOTE IN PERSON.
--------------------------------------------------------------------------------

                          OMNIQUIP INTERNATIONAL, INC.
                              222 East Main Street
                        Port Washington, Wisconsin 53074

                             ----------------------
                                 PROXY STATEMENT

                             ----------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           Tuesday, February 16, 1999

                             ----------------------

                     SOLICITATION AND REVOCATION OF PROXIES

              The enclosed proxy is solicited by the Board of Directors of OmniQuip International, Inc., a Delaware corporation (the "Company" ), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., Central Standard Time, Tuesday, February 16, 1999, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Pfister Hotel, 424 E. Wisconsin Ave., Milwaukee, Wisconsin 53202. The proxy is revocable at any time prior to its exercise by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

              This proxy material is first being sent to stockholders on or about January 15, 1999.

                      OUTSTANDING SHARES AND VOTING RIGHTS

              Stockholders of record at the close of business on Friday, December 18, 1998 are entitled to notice of and to vote at the Annual Meeting. As of the close of business on that date, there were outstanding and entitled to vote 14,271,000 shares of common stock, $0.01 par value (the "Common Stock"), each of which is entitled to one vote. No cumulative voting rights exist under the Company's Restated Certificate of Incorporation. For information regarding the ownership of the Company's Common Stock by holders of more than five percent of the outstanding shares and by the management of the Company, see "Security Ownership of Certain Beneficial Owners and Management."

              For purposes of determining the presence of a quorum and counting votes on the matters presented, shares represented by abstentions and "broker non-votes" will be counted as present, but not as votes cast, at the Annual Meeting. Under Delaware law and the Company's Amended By-laws, the election of directors at the Annual Meeting will be determined on the basis of a percentage of votes cast at the Annual Meeting and requires the affirmative vote of the holders of a plurality of the Company's Common Stock represented and voting at the Annual Meeting for approval. All other matters expected to be submitted for consideration at the Annual Meeting require the affirmative vote of the holders of a majority of the Company's Common Stock represented and voting at the Annual Meeting for approval.

                              ELECTION OF DIRECTORS

              Pursuant to the Company's Restated Certificate of Incorporation, the Board of Directors is divided into three classes (Class I, Class II and Class III), with all classes as nearly equal in number as possible. One class of directors is ordinarily elected at each Annual Meeting for a three-year term or until their successors are duly elected and qualified. The stockholders will vote at the Annual Meeting for the election of three Class III directors, each to serve until the Annual Meeting of Stockholders in 2002 or until his successor is duly elected and qualified. Samuel A. Hamacher, Jay G. Henges and Robert L. Virgil have been nominated by the Board of Directors for election as Class III directors at the Annual Meeting. Messrs. Hamacher and Virgil are currently members of the Board of Directors and are running for re-election. Mr. Henges has not previously served on the Board of Directors of the Company. Joseph F. Shaughnessy, a current member of the Board of Directors whose term expires at the Annual Meeting, has declined to run for re-election. The Board of Directors currently consists of nine members and there are no family relationships among any directors or executive officers of the Company.

              The persons named in the enclosed proxy will vote for the election of the nominees named below unless authority to vote is withheld. All nominees have consented to serve if elected. In the event that any of the nominees should be unable to serve, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board of Directors has no reason to believe that any nominee named herein will be unable to serve.

              The Board of Directors recommends voting "FOR" each of the nominees named below.

              The  following  material  contains   information   concerning  the
nominees for election as directors and the other directors of the Company.

Nominees for Directors

Class III (Term of Office Expires 2002)          Age         Principal Occupation          Director Since
---------------------------------------          ---         --------------------          --------------

Samuel A. Hamacher...........................    46   Executive Vice President of           August 1995
                                                         Harbour Group Industries,
                                                         Inc., St. Louis, Missouri

Jay G. Henges................................    71   Chief Executive Officer of Jay            ---
                                                         Henges Enterprises, Inc., St.
                                                         Louis, Missouri

Robert L. Virgil.............................    64   Principal of Edward Jones & Co.,       April 1997
                                                         St. Louis, Missouri

Continuing Directors
Class I (Term of Office Expires 2000)            Age         Principal Occupation          Director Since
-------------------------------------            ---         --------------------          --------------

Paul W. Jones...............................     50   President and Chief Executive          April 1997
                                                         Officer of U.S. Can
                                                         Corporation, Oak Brook,
                                                         Illinois

Donald E. Nickelson.........................     66   Chairman of the Board of the         September 1996
                                                         Company, Port Washington,
                                                         Wisconsin and Vice Chairman of
                                                         Harbour Group Industries,
                                                         Inc., St. Louis, Missouri


                                       2


P. Enoch Stiff..............................     51   President and Chief Executive        September 1996
                                                         Officer of the Company, Port
                                                         Washington, Wisconsin

Class II (Term of Office Expires 2001)           Age         Principal Occupation          Director Since
--------------------------------------           ---         --------------------          --------------

Peter S. Finley.............................     43   Private Investor, St. Louis,          August 1995
                                                         Missouri

Jeffrey L. Fox..............................     38   Vice Chairman - Operations of        September 1996
                                                         Harbour Group Ltd., St. Louis,
                                                         Missouri

Jerry E. Ritter.............................     63   Chairman of the Board of Clark         April 1997
                                                         Enterprises, Inc., St. Louis,
                                                         Missouri

              Except as set forth below, each of the nominees and the other directors has been engaged in his principal occupation during the past five years.

              Mr. Hamacher has been the Executive Vice President of Harbour Group Industries, Inc. ("Harbour Group") (a company which provides development services to its affiliates), in charge of corporate development, since January 1992. From January 1988 to January 1992, he was the Vice President - Finance of Harbour Group Ltd. ("HGL") (an affiliate of Harbour Group which provides operations management services to manufacturing affiliates of Harbour Group). Mr. Hamacher was elected a director of the Company in August 1995.

              Mr. Henges has for the past 30 years been the owner and Chief Executive Officer of Jay Henges Enterprises, Inc. (a company which serves the construction industry as a subcontractor and supplier through its Henges Interiors and Henges Insulation divisions and manufactures preassembled kiosk structures and modular buildings through its Porta-King Building Systems division).

              Mr. Virgil has been a principal of Edward Jones & Co., a retail investment firm, since September 1993. From September 1998 to December 1998, he served as the David McLaughlin Visiting Professor of Accounting, Amos Tuck School of Business Administration, Dartmouth College, Hanover, New Hampshire. He previously served as a professor of accounting at the John M. Olin School of Business, Washington University, St. Louis, Missouri from 1964 to September 1993 and was dean of the School of Business from 1977 to 1993 and Executive Vice Chancellor of University Relations from 1992 to 1993. He is currently a member of the Board of Directors of CPI Corporation, General American Life Insurance Company and Maritz, Inc. Mr. Virgil was elected a director of the Company in April 1997.

              Mr. Jones has been the President and Chief Executive Officer and a member of the Board of Directors of U.S. Can Corporation since April 1998. He previously served as the President and Chief Operating Officer of the Greenfield Division of Kennametal, Inc. from November 1997 to March 1998 and as the President of Greenfield Industries, Inc. from November 1989 to November 1997 and as its Chief Executive Officer from May 1993 to November 1997. Mr. Jones was elected a director of the Company in April 1997.

              Mr. Nickelson has been the Vice Chairman of Harbour Group since 1991. From 1988 to 1990, he served as President of PaineWebber Group (an investment banking and brokerage firm). Mr. Nickelson currently serves as a trustee of Mainstay Mutual Funds Group and as a director of Carey Diversified LLC and Sugen, Inc. Mr. Nickelson was elected a director of the Company in September 1996.

              Mr. Stiff has been the President and Chief Executive Officer of the Company since September 1996 and the President and Chief Executive Officer of TRAK International, Inc. ("TRAK"), now a wholly-owned subsidiary of the Company, since August 1989. He previously served as the Chief Operating Officer of TRAK from November 1987 to August 1989. Mr. Stiff was elected a director of the Company in September 1996.

              Mr. Finley is a private investor. He served as the Senior Managing Director of Harbour Group from 1997 to 1998. He previously served as the Senior Vice President - Corporate Development of Harbour Group from 1990 to 1997. Mr. Finley currently serves as a member of the Advisory Board of Harbour Group. Mr. Finley was elected a director of the Company in August 1995.

              Mr. Fox has been Vice Chairman - Operations of HGL since September 1997. Mr. Fox served as Group President of HGL from 1995 until September 1997. Mr. Fox previously served as President of Engineered Polymers Corporation (a manufacturer of plastic material handling products that was an affiliate of Harbour Group) from 1992 to 1995. Mr. Fox was elected a director of the Company in September 1996.

              Mr. Ritter has been a consultant to Anheuser-Busch Companies, Inc. and Chairman of the Board of Clark Enterprises, Inc. (the general partner of the Kiel Center and the St. Louis Blues Hockey Club) since July 1996. From March 1990 to June 1996, he served as Executive Vice President and Chief Financial and Administrative Officer for Anheuser-Busch Companies, Inc. Mr. Ritter currently serves as a director of The Earthgrains Company, Brown Group, Inc., and The Kroll-O'Gara Company and as a trustee of the NationsBank Private Client Services Board. Mr. Ritter was elected a director of the Company in April 1997.

Board Meetings - Committees of the Board

              The Board of Directors of the Company held 12 meetings during the fiscal year ended September 30, 1998. The Board of Directors presently maintains an Executive Committee, an Audit Committee, a Compensation and Options Committee, an Incentive Plan Committee and a Nominating Committee.

              The Executive Committee consists of Messrs. Fox, Hamacher, Jones, Nickelson and Stiff. The Executive Committee exercises all powers of the Board of Directors, to the extent permitted by law, between meetings of the Board. The Executive Committee was formed in April 1997 and held seven meetings during the fiscal year ended September 30, 1998.

              The Audit Committee consists of Messrs. Jones, Ritter, Shaughnessy and Virgil. This committee recommends engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its systems of internal accounting controls. The Audit Committee was formed in April 1997 and held two meetings during the fiscal year ended September 30, 1998.

              The Compensation and Options Committee consists of Messrs. Finley, Hamacher, Nickelson, Ritter and Shaughnessy. This committee reviews and approves the Company's executive compensation policy, makes recommendations concerning the Company's employee benefit policies and exercises such powers and makes such other compensation-related determinations as are entrusted to it by the Board of Directors. The Compensation and Options Committee was formed in April 1997 and held four meetings during the fiscal year ended September 30, 1998.

              The Incentive Plan Committee consists of Messrs. Ritter and Shaughnessy. This committee administers the Company's 1996 Long-Term Incentive Plan (the "Long-Term Incentive Plan") and exercises such powers and makes such determinations as are entrusted to it in the Long-Term Incentive Plan. The

Incentive Plan Committee was formed in April 1997 and held four meetings during the fiscal year ended September 30, 1998.

              The Nominating Committee consists of Messrs. Hamacher, Nickelson and Virgil. The Nominating Committee, which was formed in April 1997 and held one meeting during the fiscal year ended September 30, 1998, recommends nominees for election to the Board of Directors. The Nominating Committee will consider nominees submitted by stockholders for inclusion on the recommended list of nominees submitted by the Company and voted on at the Annual Meeting of Stockholders in 2000 if such nominations are submitted in writing to the Company's headquarters, Attention: Nominating Committee, no later than September 17, 1999.

              During the fiscal year ended September 30, 1998 no director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he has been a director) and (ii) the total number of meetings held by all committees of the Board of Directors on which he served (during the periods that he served).


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Holders of More Than Five Percent Beneficial Ownership

              The following table sets forth information regarding all persons known to the Company to be the beneficial owners of more than five percent of the Company's Common Stock as of December 18, 1998.

                                                             Shares Owned                Percent of
Name and Address of Beneficial Owner                         Beneficially            Outstanding Shares
------------------------------------                         ------------            ------------------
Mellon Bank Corporation (1)                                    1,390,495                    9.74%
  One Mellon Bank Center
  Pittsburgh, Pennsylvania  15258

Prudential Insurance Company of America (1)                    1,347,000                    9.44%
  100 Mulberry Street
  Newark, New Jersey  07102

Thomson Horstmann & Bryant, Inc. (1)                             816,400                    5.72%
  Park 80 West, Plaza Two
  Saddle Brook, New Jersey  07662

Lazard Freres & Co. (1)                                          756,300                    5.30%
  30 Rockefeller Plaza
  New York, New York  10020

Putnam Investment Management (1)                                 740,800                    5.19%
  One Post Office Square
  Boston, Massachusetts  02109


-----------------
(1) Information obtained from Form 13F, as filed with the Securities and Exchange Commission (the "SEC"), and reporting beneficial ownership as of September 30, 1998.

Beneficial Ownership of Management and Nominees

              The following table sets forth information regarding the ownership of Common Stock of the Company for each director, each director nominee, each executive officer named in the Summary Compensation Table and all directors and executive officers (including all executive officers named in the Summary Compensation Table) as a group as of December 18, 1998.


                                                                        Shares Owned          Percent of
Name of Beneficial Owner                                                Beneficially       Outstanding Shares
------------------------                                                ------------       ------------------


Peter S. Finley (1)................................................        96,336                  *
Jeffrey L. Fox (2).................................................           ---                 ---
Philip G. Franklin (3).............................................        56,000                  *
Samuel A. Hamacher (4).............................................         5,000                  *
Jay G. Henges......................................................           ---                 ---
Paul W. Jones (5)..................................................         4,000                  *
Curtis J. Laetz (6)................................................        84,475                  *
Robert D. Melin (7)................................................        84,375                  *
Donald E. Nickelson (8)............................................           ---                 ---
Jerry E. Ritter (9)................................................         5,000                  *
Paul D. Roblee (10)................................................        64,375                  *
Joseph F. Shaughnessy (11).........................................         3,000                  *
P. Enoch Stiff (12)................................................       562,550                 3.9%
Robert L. Virgil (13)..............................................           ---                 ---
                                                                       --------------------------------------
All directors and executive officers (including all executive officers named in the Summary Compensation Table) as a
  group (15 persons)...............................................       985,111                 6.9%
                                                                       ======================================


---------------

* Less than 1.0%.
(1) Represents 94,836 shares directly owned by Mr. Finley and 1,500 shares indirectly owned by Mr. Finley as custodian for his children. Excludes 10,000 shares issuable pursuant to options granted under the 1996 Directors Non-Qualified Stock Option Plan (the "Directors Plan") which are not currently exercisable.
(2) Excludes 10,000 shares issuable pursuant to options granted under the Directors Plan which are not currently exercisable.
(3) Includes 40,000 shares issuable pursuant to options granted under the Long-Term Incentive Plan.
(4) Excludes 10,000 shares issuable pursuant to options granted under the Directors Plan which are not currently exercisable.
(5) Excludes 500 shares owned by his wife as to which Mr. Jones disclaims any beneficial ownership and 10,000 shares issuable pursuant to options granted under the Directors Plan which are not currently exercisable.
(6) Excludes 22,000 shares issuable pursuant to options granted under the Long-Term Incentive Plan which are not currently exercisable.
(7) Excludes 22,000 shares issuable pursuant to options granted under the Long-Term Incentive Plan which are not currently exercisable.
(8) Excludes 15,000 shares issuable pursuant to options granted under the Directors Plan which are not currently exercisable.
(9) Excludes 10,000 shares issuable pursuant to options granted under the Directors Plan which are not currently exercisable.
(10) Excludes 22,000 shares issuable pursuant to options granted under the Long-Term Incentive Plan which are not currently exercisable.

(11) Excludes 10,000 shares issuable pursuant to options granted under the Directors Plan which are not currently exercisable.
(12) Excludes 68,000 shares issuable pursuant to options granted under the Long-Term Incentive Plan which are not currently exercisable.
(13) Excludes 10,000 shares issuable pursuant to options granted under the Directors Plan which are not currently exercisable.

              No agreements, formal or informal, exist among the various executive officers and directors with respect to the voting of their shares.


                               EXECUTIVE OFFICERS

              The following provides certain information regarding the executive officers of the Company as of December 18, 1998 who are appointed by and serve at the pleasure of the Board of Directors.

Name                                    Age                               Position(s)
----                                    ---                               -----------

P. Enoch Stiff......................     51   Director, President and Chief Executive Officer (1)
Philip G. Franklin..................     47   Vice President - Finance, Chief Financial Officer, Treasurer and
                                                 Secretary (2)
Curtis J. Laetz.....................     54   Senior Vice President, Chief Administrative Officer and Assistant
                                                 Secretary (3)
Richard G. Mueller..................     49   President - OmniQuip Services Group (4)
Richard A. Solon....................     45   Division President, Snorkel International, Inc. (5)


---------------
(1)      See information under "Election of Directors."
(2) Mr. Franklin has been the Vice President - Finance and Chief Financial Officer of the Company since August 1996 and of TRAK since July 1996. Prior to joining the Company, Mr. Franklin served as Chief Financial Officer for Monarch Marking Systems, Inc. (a manufacturer of bar code printers) from 1994 to 1996 and as Vice President - Finance for Hill Refrigeration, Inc. (a manufacturer of refrigerated display cases) from 1990 to 1994.
(3) Mr. Laetz has been the Senior Vice President and Chief Administrative Officer of the Company since October 1998. He previously served as the Vice President - Marketing and Development of the Company since September 1996 and held a similar position with TRAK since 1990.
(4) Mr. Mueller has been the President - OmniQuip Services Group since December 1998. He previously served as a Vice President of the Company since June 1998. Prior to joining the Company, Mr. Mueller served as President of his own senior management consulting firm from October 1997 to June 1998. From May 1993 to October 1997, he served in various senior executive positions with Swing-n-Slide Corp. (now called PlayCore, Inc.) (a manufacturer of playground equipment and recreational products), including as Chairman and Chief Executive Officer from 1996 to 1997, President and Chief Executive Officer from 1994 to 1996 and President and Chief Operating Officer from 1993 to 1994.
(5) Mr. Solon has been the President of the Company's Snorkel International division since October 1998. He is also the President of Snorkel International, Inc. ("Snorkel"), a wholly-owned subsidiary of the Company. Prior to the Company's acquisition of Snorkel from Figgie International Inc. ("Figgie") in November 1997, Mr. Solon served as President of Snorkel since 1991. Mr. Solon served in various management positions with Figgie from 1979 until 1991.

                             EXECUTIVE COMPENSATION

              The following table summarizes the compensation paid or accrued by the Company for services rendered during the fiscal years indicated to the chief executive officer and to the additional four most highly compensated executive officers during the fiscal year ended September 30, 1998 (the "Named Executive Officers").


                           Summary Compensation Table

                                             Annual                                 Long-Term
                                          Compensation                             Compensation
                        -------------------------------------------------    ----------------------
                                                                                Stock
                                                                                Option
   Name & Principal     Fiscal                               Other Annual       Awards       LTIP        All Other
       Position          Year    Salary (1)     Bonus    Compensation (4)(5)  (In Shares)  Payouts(8)  Compensation
       --------          ----    ----------     -----    -------------------  -----------  ----------  ------------
P. Enoch Stiff......     1998      $215,307   $140,765            $38,649(6)      18,000         ---   $  1,790(9)
President and Chief      1997       178,939    134,924(2)          25,237(6)     275,000     $87,575      1,045(9)
Executive Officer        1996       174,736    102,000              9,865(6)         ---         ---    35,009(10)


Philip G. Franklin...    1998       159,904     80,620             12,361            ---          ---       835(9)
Vice President -         1997       145,000    332,234(3)           9,587         40,000          ---     5,482(11)
Finance, Chief           1996        26,769        ---                ---            ---          ---     4,155(11)
  Financial Officer,
  Treasurer and
  Secretary(15)


Curtis J. Laetz.......   1998       127,919     65,482             17,249(7)       7,000          ---       952(9)
Senior Vice              1997       106,837     50,563(2)          10,260(7)      99,375       36,099       916(9)
President,               1996       104,606     38,063              4,714(7)         ---          ---    13,569(12)
  Chief Administrative
  Officer and Assistant
  Secretary


Robert D. Melin....      1998       117,841     67,547             18,387(7)       7,000          ---     1,555(9)
Vice President           1997       116,132     51,962(2)          17,503(7)      99,375       38,013     1,497(9)
                         1996       107,302     40,959             11,681(7)         ---          ---    14,565(13)


Paul D. Roblee......     1998       140,212     55,651             15,534(7)       7,000          ---        265(9)
Vice President           1997       159,488     41,971(2)          12,884(7)      99,375       19,127        306(9)
                         1996       130,449     31,584              6,077(7)         ---          ---     10,224(14)


---------------
(1) Includes amounts deferred under the 401(k) feature of the Company's Retirement Income Savings Plan.
(2) Includes a non-recurring bonus paid in connection with the Company's initial public offering.
(3) Includes a non-recurring signing bonus and non-recurring bonuses paid in connection with the Company's initial public offering.
(4) Excludes certain personal benefits, the total value of which was less than 10% of the total annual salary and bonus for each of the executives.
(5) Includes amounts contributed by the Company under the Company's Retirement Income Savings Plan.
(6) Includes bonuses of $15,961 in fiscal 1998, $15,961 in fiscal 1997 and $4,504 in fiscal 1996 paid to reimburse the interest cost on a promissory note used to purchase certain shares of Common Stock. See "Certain Transactions - Agreements with Existing Stockholders."

(7) Includes bonuses of $5,611 in fiscal 1998, $5,611 in fiscal 1997 and $1,584 in fiscal 1996 paid to reimburse the interest cost on promissory notes used to purchase certain shares of Common Stock. See "Certain Transactions - Agreements with Existing Stockholders."
(8) Reflects amounts paid out under a deferred compensation plan which permitted the senior management and directors to defer 25% of their annual bonus for a period of three years. This arrangement was terminated in fiscal 1996.
(9)       Reflects amount paid for premiums on a life insurance policy.
(10) Reflects amounts accrued under the Company's deferred compensation plan described in note 8 above and $1,009 paid for premiums on a life insurance policy.
(11) Reflects $142 paid for premiums on a life insurance policy in fiscal 1997 and relocation expenses of $5,340 and $4,155 paid in fiscal 1997 and 1996, respectively.
(12) Reflects amounts accrued under the Company's deferred compensation plan described in note 8 above and $881 paid for premiums on a life insurance policy.
(13) Reflects amounts accrued under the Company's deferred compensation plan described in note 8 above and $1,440 paid for premiums on a life insurance policy.
(14) Reflects amounts accrued under the Company's deferred compensation plan described in note 8 above and $224 paid for premiums on a life insurance policy.
(15) Mr. Franklin joined the Company as Vice President - Finance and Chief Financial Officer of TRAK in July 1996.

Options

              The following table sets forth information concerning options granted during the fiscal year ended September 30, 1998 under the Company's stock option plans to the Named Executive Officers.

                        Option Grants in Last Fiscal Year

                                Individual Grants
              ----------------------------------------------------

                                          Percentage of
                                              Total                                     Potential Realizable Value
                           Number of         Options                                     at Assumed Annual Rates
                           Securities        Granted          Per                             of Stock Price
                           Underlying     to Employees       Share                             Appreciation
                             Options           in           Exercise     Expiration          For Option Term (2)
          Name               Granted       Fiscal 1998        Price         Date             5%            10%
          ----               -------       -----------     ---------     ----------    ---------------------------

P. Enoch Stiff........        18,000         4.1(1)         $10.75        9/22/08      $121,691.11     $308,389.17
Philip G. Franklin....           ---           ---             ---            ---              ---             ---
Curtis J. Laetz.......         7,000         1.6(1)          10.75        9/22/08        47,324.32      119,929.12
Robert D. Melin.......         7,000         1.6(1)          10.75        9/22/08        47,324.32      119,929.12
Paul D. Roblee........         7,000         1.6(1)          10.75        9/22/08        47,324.32      119,929.12


---------------
(1) Options to acquire a total of 440,500 shares were granted under the Long-Term Incentive Plan in fiscal 1998, the purpose of which is to provide a financial incentive to key employees who are in a position to make significant contributions to the Company. Options granted under the Long-Term Incentive Plan have an exercise price equal to the market price on the date of grant. Options become exercisable with respect to one fourth of the shares covered thereby on each anniversary of the date of grant, commencing on the second anniversary of such date.
(2) Potential realizable value is calculated based on an assumption that the price of the Company's Common Stock appreciates at the annual rate shown (5% and 10%), compounded annually, from the date of grant of the option until the end of the option term. The value is net of the exercise price but is not adjusted for the taxes that would be due upon exercise. The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not in any way represent the Company's estimate or projection of future stock prices.

              The following table sets forth information concerning option exercises and the value of unexercised options held by the Named Executive Officers as of September 30, 1998.

               Aggregated Option Exercises in Fiscal Year 1998 and
                          Fiscal Year-End Option Values

                                                                                         Value of Unexercised,
                                                       Number of Unexercised                   In-the-Money
                                                              Options at                       Options at
                                                         September 30, 1998                September 30, 1998
                                                    -----------------------------   -------------------------------
                            Shares
                           Acquired       Value
         Name            On Exercise     Realized   Exercisable    Unexercisable    Exercisable     Unexercisable
         ----            ------------    --------   -----------    -------------    -----------     -------------
P. Enoch Stiff........       ---           ---          ---           68,000            ---            ---(1)
Philip G. Franklin....       ---           ---          ---           40,000            ---            ---(1)
Curtis J. Laetz.......       ---           ---          ---           22,000            ---            ---(1)
Robert D. Melin.......       ---           ---          ---           22,000            ---            ---(1)
Paul D. Roblee........       ---           ---          ---           22,000            ---            ---(1)


---------------
(1) No options held by this Named Executive Officer at September 30, 1998 were in-the-money.

Compensation  Committee  Interlocks  and  Insider Participation

              In April 1997, the Company formed a Compensation and Options Committee. The members of the Compensation and Options Committee are Messrs. Finley, Hamacher, Nickelson, Ritter and Shaughnessy. No member of the Compensation and Options Committee is an executive officer of the Company. Prior to the Company's initial public offering, Messrs. Hamacher and Finley served as Executive Vice President and Vice President, respectively, of the Company and held similar positions with TRAK and Lull International, Inc. Mr. Hamacher and Mr. Nickelson are officers of Harbour Group. The Company pays Harbour Group and its affiliate, HGL, for providing certain consulting and related services. See "Certain Transactions - Related Party Transactions."

Compensation of Directors

              Each director who is not an employee of the Company is entitled to receive an annual fee of $10,000 and additional fees of $750 for attendance at each meeting of the full Board of Directors and $500 for attendance at each meeting of a committee of the Board of Directors. Directors are also entitled to reimbursement for their expenses incurred in attending meetings.

              1996 Directors Non-Qualified Stock Option Plan. The Company maintains the Directors Plan, which provides for the granting of options to the Company's directors who are not employees of the Company, for up to an aggregate 250,000 shares of Common Stock.

              The Directors Plan, by its express terms, provided for the grant of options thereunder to each eligible director serving on March 20, 1997, the date of the Company's initial public offering, with respect to 10,000 shares of Common Stock, and an additional option to the Chairman of the Board of Directors (provided he was an eligible director) with respect to 5,000 shares of Common Stock, in each case at the initial public offering price of $14.00 per share. In addition, the Directors Plan provides for the grant of options to each person first becoming an eligible director subsequent to the date of the Company's initial public offering with respect to 10,000 shares of Common Stock and the grant of an additional option to each person first becoming Chairman of the Board subsequent to such date (provided such person is an eligible director) with respect to 5,000 shares of Common Stock.

              Options granted or to be granted under the Directors Plan may not be exercised for a period of two years from the date of grant and thereafter become exercisable on a cumulative basis in 25% increments beginning on the second anniversary of the date of grant and concluding on the fifth anniversary of the date of grant. All options granted under the Directors Plan expire ten years from the date of grant.

              Options granted or to be granted under the Directors Plan are nontransferable, and the exercise price must be equal to the fair market value of the Common Stock on the date of grant. Upon exercise, the exercise price must be paid in full in cash or such other consideration as the Board or any committee thereof may permit.

              Set forth below is information with respect to options outstanding under the Directors Plan.

                                                                                       Exercise Price
               Name                    Date of Grant     Number of Shares                Per Share
-----------------------------------    --------------    ----------------     -----------------------------------

Peter S. Finley................           3/20/97             10,000                        $14.00
Jeffrey L. Fox.................           3/20/97             10,000                         14.00
Samuel A. Hamacher.............           3/20/97             10,000                         14.00
Paul W. Jones..................           4/10/97             10,000                         13.25
Donald E. Nickelson............           3/20/97             15,000                         14.00
Jerry E. Ritter................           4/10/97             10,000                         13.25
Joseph F. Shaughnessy..........           4/10/97             10,000                         13.25
Robert L. Virgil...............           4/10/97             10,000                         13.25


              Except as set forth above, no options have been granted under the Directors Plan, and no outstanding options are presently exercisable.

Indemnification and Limitation of Liability

              The Company's Restated Certificate of Incorporation provides that the Company's directors are not liable to the Company or its stockholders for monetary damages for breach of their fiduciary duties, except under certain circumstances, including breach of the director's duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law or any transaction from which the director derived improper personal benefit. The Company's Amended By-laws provide for the indemnification of the Company's directors and officers to the full extent permitted by the Delaware General Corporation Law.

Board Compensation and Options Committee Report on Executive Compensation

              The Compensation and Options Committee (the "Committee"), composed entirely of non-employee members of the Board of Directors, reviews, recommends and approves changes to the Company's compensation policies and programs for the chief executive officer, other senior executives and certain key employees. The Committee also makes recommendations concerning the Company's employee benefit policies and exercises such powers and makes such other compensation-related determinations as are entrusted to it by the Board of Directors. The Incentive Plan Committee, composed entirely of non-employee, independent members of the Board of Directors, administers the Long-Term Incentive Plan and exercises the powers entrusted to it in the Long-Term Incentive Plan.

              In the Committee's discharge of its responsibilities, it considers compensation, primarily of the chief executive officer, all other executive officers and certain other officers, and sets overall policy and considers in general the basis of the levels of compensation of other key employees.

              Policy and Objectives. Recognizing its role as a key representative of the stockholders, the Committee seeks to promote the interests of stockholders by attempting to align management's remuneration, benefits and perquisites with the economic well-being of the Company. Since the achievement of operational objectives should, over time, represent the primary determinant of share price, the Committee links elements of compensation of executive officers and certain key employees with the Company's operating performance. In this way, objectives under a variety of compensation programs should eventually reflect the overall performance of the Company. By adherence to the above program, the compensation process should provide for enhancement of stockholder value. Basically, the Committee seeks the successful implementation of the Company's business strategy by attracting and retaining talented managers motivated to accomplish these stated objectives. The Committee attempts to be fair and competitive in its views of compensation. Thus, rewards involve both business and individual performance. The key ingredients of the program consist of base salary, annual cash incentives and long-term stock-based incentives.

              Base Salary. As a general principle, base salaries for the chief executive officer, as well as other executive officers of the Company, are determined by comparing salary data for similar positions in companies that match the Company's size in sales and earnings. In 1997, the Committee commissioned a study performed by an independent employee benefits consulting firm to evaluate executive compensation at such companies. The results of this study were considered by the Committee in setting target compensation, composed of base salary and bonus, for the executive officers of the Company, including the chief executive officer. Target base salary for each of the Company's executive officers generally approximates the 50th percentile amount in the salary survey for the corresponding position. The Committee anticipates that it will periodically use updated versions of this study or other independent studies or salary surveys of companies comparable to the Company as a component in the determination of base salary for executive officers. In addition, the performance of each executive officer of the Company, including the chief executive officer of the Company, is evaluated annually and salary adjustments are also based on various factors including revenue growth, earnings per share improvement, increases in cash flow, new product development, market appreciation for publicly traded securities, reduction of debt, personal performance and position in the salary study or survey range.

              Cash Incentive Compensation. To reward performance, the chief executive officer and other executive officers are eligible for annual cash bonuses. Actual bonuses for fiscal 1998 for the chief executive officer and other executive officers of the Company were based on pre-set objectives related to actual corporate performance, as adjusted for acquisitions completed during the year. For fiscal 1999, the Company has adopted a variable pay incentive plan. Incentive compensation under the plan will be based upon a combination of overall corporate performance and the achievement of operating goals and objectives designed to improve the performance of the Company and enhance stockholder value. Target bonuses for each of the Company's executive officers, including the chief executive officer, generally approximate the 50th percentile amount in the salary survey for the corresponding position, with the ability to earn additional amounts based upon performance.

              Stock-Based Incentives. In September 1996, the Company established the Long-Term Incentive Plan pursuant to which equity incentives covering up to 1,600,000 shares of Common Stock may be awarded to key officers and employees of the Company. The Long-Term Incentive Plan is intended to promote the interests of the Company and its stockholders by attracting and retaining exceptional executive personnel and other key employees of the Company and its subsidiaries, motivating such employees by means of stock options and performance-related incentives to achieve long-range performance goals, and enabling such employees to participate in the long-term growth and financial success of the Company. The Long-Term Incentive Plan was administered by the Board of Directors prior to the Company's initial public offering and thereafter by the Incentive Plan Committee, which consists solely of two directors who are "non-employee directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and "outside directors" as defined in Section 162(m) of the Internal Revenue Code of 1986.

              The  Long-Term  Incentive  Plan  provides for the granting of four types of awards on a stand alone, combination, or tandem basis, including incentive stock options, non-qualified stock options, restricted shares and performance stock awards. The Long-Term Incentive Plan provides for the award of up to a total of 1,600,000 shares of Common Stock, provided that the total number of shares with respect to which awards are granted in any one fiscal year may not exceed 100,000 shares to any individual employee and 400,000 shares in the aggregate (after giving effect to cancellations and forfeitures), and the total number of shares with respect to which grants of restricted and performance stock awards are made in any one fiscal year shall not exceed 50,000 shares to any individual employee and 100,000 shares in the aggregate (subject, in each case, to adjustment in the event of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization, or other such change). No payments or contributions are required to be made by the employees who participate in the Long-Term Incentive Plan other than the payment of any purchase price upon the exercise of a stock option.

              To date, the Company has granted non-qualified stock options and restricted shares under the Long-Term Incentive Plan. Options granted to employees during fiscal 1998 have an exercise price equal to the market price of the Common Stock on the date of grant and may not be exercised for a period of two years from the date of grant and thereafter become exercisable on a cumulative basis in 25% increments beginning on the second anniversary of the date of grant and concluding on the fifth anniversary of the date of grant. The Company has thus far granted restricted shares to assist in the recruitment of key personnel. Restricted shares granted during fiscal 1998 vest from one to five years from the date of grant, depending upon the vesting terms agreed to by the Company and each such key employee. As of December 18, 1998, the Company had outstanding options to acquire 729,250 shares of the Company's Common Stock and 21,000 restricted shares of Common Stock.

              Except as otherwise provided in the Long-Term  Incentive Plan, the
Board may at any time terminate, and, from time to time, amend or modify the Long-Term Incentive Plan. Any such action of the Board may be taken without the approval of the Company's stockholders, but only to the extent that such stockholder approval is not required by applicable law or regulation. Furthermore, no amendment, modification, or termination of the Long-Term
Incentive Plan shall adversely affect any awards already granted to a participant without his or her consent. No amendment or modification of the Long-Term Incentive Plan may change any performance goal, or increase the benefits payable for the achievement of a performance goal, once established for a performance stock award.

                                      Compensation and Options Committee


                                      Samuel A. Hamacher, Chairman
                                      Peter S. Finley
                                      Donald E. Nickelson
                                      Jerry E. Ritter
                                      Joseph F. Shaughnessy

Performance Graph

              The following table presents the cumulative return for the Company, the CRSP Index for Nasdaq Stock Market (U.S. Companies) and an index comprised of six companies which the Company believes to present a representative peer group of the Company. The Nasdaq Stock Market and the peer group data have been provided by the Center for Research in Security Prices, Chicago, Illinois, without independent verification by the Company.

                     Comparison of Cumulative Total Returns

  Date         Company Index                Market Index              Peer Index
  ----         -------------                ------------              ----------

09/30/96                                       98.276                   91.651
10/31/96                                       97.190                   84.235
11/29/96                                      103.198                   96.861
12/31/96                                      103.105                   93.651
01/31/97                                      110.433                   96.389
02/28/97                                      104.325                   96.493
03/21/97         100.000                      100.000                  100.000
03/31/97         100.000                       97.512                   98.278
04/30/97          89.655                      100.561                  107.005
05/30/97         138.793                      111.957                  117.247
06/30/97         159.483                      115.386                  129.838
07/31/97         172.414                      127.565                  131.762
08/29/97         137.931                      127.371                  137.673
09/30/97         126.787                      134.898                  130.055
10/31/97         115.574                      127.915                  122.990
11/28/97         132.031                      128.556                  117.694
12/31/97         137.640                      126.497                  118.720
01/30/98         160.508                      130.463                  117.012
02/27/98         172.661                      142.707                  132.552
03/31/98         170.935                      147.968                  135.235
04/30/98         161.438                      150.475                  137.649
05/29/98         151.579                      142.217                  132.022
06/30/98         127.828                      152.243                  125.024
07/31/98         104.508                      150.582                  110.152
08/31/98          77.800                      121.148                   94.425
09/30/98          64.833                      137.855                   97.289

Companies in the Self-Determined Peer Group

         Case Corp                                   Caterpillar Inc
         Gehl Company                                Gradall Industries Inc
         JLG Industries Inc                          Terex Corp New

Notes:

     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
     D.   The index level for all series was set to $100.0 on 03/21/97.

                              CERTAIN TRANSACTIONS

Related Party Transactions

              In connection with the founding of the Company by Harbour Group and HGL, on August 16, 1995, Harbour Group Investments III, L.P. ("Investments L.P."), Uniquip-HGI Associates, L.P. ("Uniquip L.P.") and P. Enoch Stiff purchased 9,225,000 shares, 1,125,000 shares and 337,500 shares, respectively, of the Company's Common Stock for approximately $0.56 per share payable $5,209,411.76 in cash, $600,000 in cash and $35,294.12 by a promissory note and $190,588.24 in cash, respectively. On September 20, 1995, Mr. Stiff purchased an additional 225,000 shares of the Company's Common Stock for approximately $0.56 per share payable $200 in cash and $126,859 by a promissory note. On September 20, 1995, Curtis J. Laetz and three other officers of the Company each purchased 84,375 shares of the Company's Common Stock for approximately $0.56 per share payable $75 in cash and $47,572 by a promissory note. Harbour Group and HGL are affiliates of Investments L.P. and Uniquip L.P. Certain members of the Board of Directors of the Company are officers of Harbour Group and HGL. See "Election of Directors."

              In connection with the acquisitions of TRAK and Lull Industries, Inc. ("Lull"), the Company incurred junior subordinated indebtedness evidenced by subordinated notes (the "Subordinated Notes") in the principal amounts of $2,000,000 and $14,000,000, respectively. Investments L.P. held the subordinated note in the principal amount of $2,000,000 and guaranteed the Company's obligations under the subordinated note in the principal amount of $14,000,000. The Company repaid the entire balance of indebtedness outstanding under the Subordinated Notes from the net proceeds received by the Company from its initial public offering.

              The Company engages HGL and Harbour Group to provide certain management consulting services to the Company for which payments totaling $668,000, $601,000 and $141,000 were made by the Company to HGL for the fiscal years ended September 30, 1996, 1997 and 1998, respectively. In connection with the acquisitions of TRAK, Lull and Snorkel, the Company paid fees to Harbour Group and affiliates of approximately $1,224,000 in the aggregate for investment banking, corporate development and other services, including fees of $550,000 paid in the fiscal year ended September 30, 1998. The Company has entered into an Operations Consulting and Advisory Services Agreement (the "HGL Services Agreement") with HGL, pursuant to which HGL will continue to provide management consulting services to the Company for a one-year term from September 30, 1996, which term automatically renews from year to year until terminated by the Company or HGL upon 30 days notice. Under the HGL Services Agreement, the Company will compensate HGL for management consulting services at HGL's approximate costs incurred in performing such services. The Company has also entered into a Corporate Development Consulting and Advisory Services Agreement (the "HGI Services Agreement") with Harbour Group, an affiliate of HGL, pursuant to which Harbour Group will continue to provide corporate development services to the Company for a one-year term from September 30, 1996, which term automatically renews from year to year until terminated by the Company or Harbour Group upon 30 days notice. Under the HGI Services Agreement, the Company will compensate Harbour Group for corporate development services by paying an annual fee equal to the greater of $100,000 or Harbour Group's approximate costs incurred in performing such services, plus a transaction fee equal to an amount which ranges from two and one half percent of the first $1.0 million of the purchase price to one half of one percent of the portion of the purchase price in excess of $4.0 million for each completed acquisition or disposition by the Company during the term of the HGI Services Agreement, subject to a minimum fee per transaction of $125,000.

              The Company was included in an insurance program maintained by HGL providing workers compensation and employer's liability, general liability and automobile liability and physical damage insurance coverage for all companies controlled by Harbour Group or its affiliates. The insurance program included a retrospective rating plan and automatic premium adjustment plan, which provided for calculations of the premiums for the insurance program based on the application of rating formulae to actual incurred losses and reserves for future losses which required adjustment of the premiums retrospectively. The Company also entered into an Insurance Agreement with HGL pursuant to which it had agreed to reimburse HGL, and HGL had agreed to reimburse the Company, for their respective pro rata shares of any retrospective premium adjustment. The Company substantially ceased participation in the insurance program upon completion of its initial public offering. The Company continued to participate in a similar program administered by HGL providing commercial umbrella and excess umbrella coverage until November 1997. The Company did not experience any difficulty in obtaining comparable insurance and the costs of such insurance have not been materially different from that charged under the HGL program.

              The Company believes that each of the related party transactions described herein was on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

              In connection with the Company's initial public offering in March 1997 and an additional offering in March 1998, the Company, Investments L.P., Uniquip L.P. and, solely in connection with the offering in March 1998, Mr. Stiff entered into indemnification agreements providing for indemnification against certain potential liabilities arising in connection with such offerings, including liabilities under the Securities Act.

Agreements with Existing Stockholders

              As described above, Mr. Stiff, on August 16, 1995, acquired 337,500 shares of Common Stock for $190,588.24 in cash, a price determined by the Board of Directors of the Company. In connection with the purchase of such shares of Common Stock, Mr. Stiff entered into an Investment Agreement with Investments L.P. and the Company (the "Investment Agreement") providing for, among other things, restrictions on transfer of such shares, registration rights with respect to such shares, the grant of an option to Investments L.P. to purchase such shares in certain circumstances, a right of first refusal for Investments L.P. in the event of certain offers to purchase such shares, "tag-along" and "drag-along" rights in the event of certain sales of the Common Stock by Investments L.P., a right to acquire additional securities of the Company in order for Mr. Stiff to maintain his percentage of equity interest in the Company under certain circumstances and a right to make additional investments in the Company in accordance with his pro rata share of the issued Common Stock in certain circumstances. In connection with the Investment Agreement, Mr. Stiff entered into a Participation Agreement with Investments L.P., pursuant to which Mr. Stiff purchased a 3% interest in $2,000,000 in principal amount of a junior subordinated note issued by TRAK and made payable to Investments L.P. The Company repaid the entire balance of the indebtedness outstanding under such subordinated note from the net proceeds received by the Company from its initial public offering.

              Also as described above, Mr. Stiff,  together with Messrs.  Laetz,
Melin, Roblee and one other key employee of the Company on September 20, 1995, acquired Common Stock at prices determined by the Board of Directors of the Company, and the purchase price therefor was paid partly in cash and partly by delivery of promissory notes payable to the Company. The payment obligations of the stockholders under their respective promissory notes are secured by all or some portion of the purchased shares pursuant to stock pledge agreements entered into by each stockholder and the Company. Such notes have a ten-year maturity, bear interest at a fixed rate of interest of 6.56% per annum and are payable interest only annually, with one principal payment at maturity. In connection with such promissory notes, the Company agreed to pay annual bonuses to such stockholders in amounts equal to the annual interest payments on the notes plus all federal and state income taxes applicable to such payments. In connection with the purchase of his shares of the Common Stock, each such stockholder entered into an agreement with the Company (the "Stockholder Agreements") providing for, among other things, restrictions on transfer of such shares of the Common Stock owned by such stockholder, registration rights with respect to such shares, the repurchase of such shares upon termination of the stockholder's employment at a price based on a predetermined formula, a right of first refusal for the Company in the event of certain offers to purchase such shares, a right to acquire additional securities of the Company in order to maintain the stockholder's percentage of equity interest in the Company in certain circumstances and "tag-along" and
"drag-along" rights in the event of certain sales of the Common Stock by Investments L.P. The provisions of the Stockholder Agreements, which are subject to modification or waiver by the Company, generally permit the sale of 25% of such shares one year after the Company's initial public offering, 50% of such shares two years after the Company's initial public offering, 75% of such shares three years after the Company's initial public offering, and all of such shares four years after the Company's initial public offering. The Stockholder Agreements also contain provisions concerning noncompetition and confidentiality applicable to such stockholders and provisions for payments to such stockholders, under certain circumstances, following the termination of their employment with the Company.

              The following directors and executive officers have promissory notes in excess of $60,000 outstanding to the Company:

                                                                     Principal
                                                     Highest           Amount
                                                    Principal       Outstanding
                                                      Amount             at         Interest
       Name                  Position              Outstanding        12/31/98        Rate           Due Date
       ----                  --------              -----------      -----------     --------         --------
P. Enoch Stiff    President, Chief Executive       $126,859         $126,859       6.56%          September 20, 2005
                    Officer and Director


Change in Control Severance Agreements

              In October 1998, the Company entered into "change in control" severance agreements (the "Severance Agreements") with Messrs. Stiff, Laetz, Mueller and Solon and two other key employees. The Severance Agreements provide for the payment of certain severance and other benefits upon certain qualifying terminations of such employees within two years of a "change in control of the Company" (as defined in the Severance Agreements). The benefits payable under the Severance Agreements generally provide for up to two years of base salary, a bonus equal to 50% of the average of the bonus awarded to such employee in each of the prior three years pursuant to the Company's executive incentive plan and the continuation of certain other benefits for a period of one year. In addition, the Severance Agreements provide for the immediate vesting of any outstanding options granted to such officers under the Long-Term Incentive Plan. Each agreement has an initial term through December 31, 2000, which term automatically extends for an additional one year period each January 1st, unless at least thirty days prior to such January 1st date the Company gives notice that it does not wish to extend such agreement; provided, that following a "change in control," the term of each agreement automatically extends to the date which is two years following the "change in control." For purposes of the Severance Agreements, a "change in control of the Company" generally shall be deemed to occur if (i) any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing a majority of the combined voting power of the Company's then outstanding securities or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

              Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms which they file.

              To the Company's knowledge, based solely on review of information furnished to the Company, reports filed through the Company and representations that no other reports were required, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent beneficial owners were complied with during the year ended September 30, 1998, except that Curtis J. Laetz, an executive officer of the Company, failed to timely file a Form 5 relating to the disposition of 200 shares of Common Stock in December 1997 and the purchase of 100 shares of Common Stock in September 1998.

                                OTHER INFORMATION

              On August 21, 1998, the Board of Directors entered into a Rights Agreement pursuant to which one preferred stock purchase right (a "Right") per share of Common Stock was distributed as a dividend to stockholders of record on the close of business on August 31, 1998. Each Right, when exercisable, will entitle the holder thereof to purchase one one-hundredth of a share of Series A Preferred Stock at a price of $85.00 per share. The Rights will be exercisable only if a person or a group acquires 10% or more of the outstanding shares of Common Stock or announces a tender offer following which it would hold 10% or more of such outstanding Common Stock. The Rights entitle the holders, other than the acquiring person, to purchase Common Stock having a market value of two times the exercise price of the Right. If, following the acquisition by a person or group of 10% or more of the Company's outstanding shares of Common Stock, the Company were acquired in a merger or other business combination, each Right would be exercisable for that number of the acquiring company's shares of common stock having a market value of two times the exercise price of the Right. Subject to the terms of the Rights Agreement, the Company may redeem the Rights at one cent per Right at any time until ten days following the occurrence of an event that causes the Rights to become exercisable for Common Stock. The Rights expire in ten years.

              The foregoing description of the Rights Agreement, as amended, and of the Rights is qualified in its entirety by the terms of the Rights Agreement, dated August 21, 1998, by and between the Company and First Chicago Trust Company of New York, as Rights Agent, a copy of which has been filed as an exhibit to the Company's Current Report on Form 8-K dated August 21, 1998, and the terms of the Amendment No. 1 to Rights Agreement, dated as of October 2, 1998, by and between the Company and First Chicago Trust Company of New York, as Rights Agent, a copy of which has been filed as an exhibit to the Company's Current Report on Form 8-K dated October 2, 1998.

                      RATIFICATION OF SELECTION OF AUDITORS

              The Board of Directors has selected PricewaterhouseCoopers LLP to be the independent auditors of the Company for the fiscal year ending September 30, 1999.

              The Board of Directors recommends voting "FOR" approval and ratification of such selection.

              A representative of PricewaterhouseCoopers LLP is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

                             SOLICITATION OF PROXIES

              The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone or facsimile for no additional compensation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of the Common Stock held of record by such persons, and the Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.

                  STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

              The rules of the SEC currently provide that stockholder proposals for the 2000 Annual Meeting submitted pursuant to Rule 14a-8 of the Exchange Act must be received at the Company's principal executive office not less than 120 calendar days prior to the anniversary date of the release of the Company's proxy statement to stockholders in connection with the 1999 Annual Meeting to be considered by the Company for possible inclusion in the proxy materials for the 2000 Annual Meeting. In addition, all stockholder proposals for the 2000 Annual Meeting must be submitted to the Company in accordance with the provisions of
Article III of the Company's Amended By-laws not less than 90 nor more than 120 calendar days in advance of the anniversary date of the 1999 Annual Meeting.

                              FINANCIAL INFORMATION

              The Company's Annual Report for the fiscal year ended September 30, 1998 is being mailed to the stockholders on or about the date of mailing this Proxy Statement. The Company will provide, without charge, to any record or beneficial stockholder as of December 18, 1998, who so requests in writing, a copy of such Annual Report or the Company's Annual Report on Form 10-K (without exhibits), including the financial statements and the financial statement schedules, filed with the SEC. Any such request should be directed to OmniQuip International, Inc., 222 East Main Street, Port Washington, Wisconsin 53074,
Attention: Corporate Secretary.

                                  OTHER MATTERS

              The Board of Directors of the Company is not aware of any other matters to come before the meeting. If any other matters should come before the meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.

              You are urged to complete, sign, date and return your proxy to make certain your shares of Common Stock will be voted at the Annual Meeting. For your convenience in returning the proxy, an addressed envelope is enclosed, requiring no additional postage if mailed in the United States.

                                     By Order of the Board of Directors,

                                     /s/ Curtis J. Laetz

                                     Curtis J. Laetz
                                     Senior Vice President, Chief Administrative
                                       Officer and Assistant Secretary


December 31, 1998

PROXY

                          OMNIQUIP INTERNATIONAL, INC.
               Annual Meeting of Stockholders - February 16, 1999
                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                            DIRECTORS OF THE COMPANY

              The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of OmniQuip International, Inc. (the "Company"), each dated December 31, 1998, and appoints Curtis J. Laetz and Glenda K. Moehlenpah, or either of them, as the proxies and attorneys-in-fact, with full power to each of substitution on behalf and in the name of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the 1999 Annual Meeting of Stockholders of the Company to be held on Tuesday, February 16, 1999 at 10:00 a.m., Central Standard Time, at the Pfister Hotel, 424 East Wisconsin Ave., Milwaukee, Wisconsin 53202 and any adjournments thereof with the same effect as if the undersigned were present and voting such shares on the following matters and in the following manner:

          1. To elect the following persons as Class III directors, each to serve until the Annual Meeting of Stockholders in 2002 or until his successor is elected and qualified:

               Samuel A. Hamacher, Jay G. Henges and Robert L. Virgil.

          2. To ratify or reject the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending September 30, 1999.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof, according to the proxies' discretion, and in their discretion.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" ALL NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2.



                               (SEE REVERSE SIDE)
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

[X]       Please mark your
          votes as in this
          example.

The shares represented by this proxy will be voted in accordance with the specification made. If no specification is made, the shares represented by this proxy will be voted "FOR" all nominees listed in proposal 1, "FOR" proposal 2 and in the discretion of the proxies on such other business as may properly come before the meeting.


1. Election of                                                                         2. To ratify or reject the appointment of
   Directors.  (see                                                                       PriceWaterhouseCoopers LLP as independent
   reverse side)                       Please mark the following box if you               auditors of the Company for the fiscal
                                       plan to attend the meeting.                        year ending September 30, 1999.


      FOR       WITHHELD                                                                     FOR           AGAINST        ABSTAIN

      [ ]         [ ]                                [ ]                                     [ ]             [ ]             [ ]



For, except vote withheld from
the following nominee(s):               NOMINEES:  Samuel A. Hamacher, Jay G.
                                        Henges and Robert L. Virgil.
                                                                                        3. To transact such other business as may
--------------------------------                                                           properly come before the meeting or any
                                                                                           adjournment thereof, according to the
                                                                                           proxies' discretion, and in their
                                                                                           discretion.

                                                                                           Please date and sign exactly as your
                                                                                           name(s) appears on the stock
                                                                                           certificate. If shares are held by
                                                                                           joint tenants, both should sign. When
                                                                                           signing as attorney, executor,
                                                                                           administrator, trustee or guardian,
                                                                                           please give full title as such. If a
                                                                                           corporation, please sign in full
                                                                                           corporate name by president or other by
                                                                                           authorized officer. If a partnership,
                                                                                           please sign in partnership name by
                                                                                           authorized person. This proxy votes all
                                                                                           shares held in all capacities unless
                                                                                           otherwise specified.


SIGNATURE(S)                                           DATE
            ------------------------------------------     --------------------

Please mark, sign and date this proxy and return it promptly in the enclosed envelope.


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                              FOLD AND DETACH HERE